- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            Eastgroup Properties
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            Eastgroup Properties
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              EASTGROUP PROPERTIES
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                           JACKSON, MISSISSIPPI 39201

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 1995

To the holders of Shares of Beneficial Interest:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of EastGroup Properties (the "Trust") will be held at the Edison Walthall Hotel, 225 East Capitol Street, Jackson, Mississippi, on Thursday, June 1, 1995, at 11:00 a.m., Jackson time, for the following purposes:

     1. To elect seven trustees.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The trustees have fixed the close of business on April 17, 1995 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

     The trustees sincerely desire your presence at the meeting. However, so that we may be sure your vote will be included, please sign and return the enclosed proxy promptly. A self-addressed, postage-paid return envelope is enclosed for your convenience.

     The prompt return of your proxy will avoid delay and save the expense involved in further communication. The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the meeting.

                                          By Order of the Board of Trustees

                                          N. KEITH MCKEY
                                          Executive Vice-President, Chief
                                          Financial Officer
                                          and Secretary

DATED: April 27, 1995

***************************************************************************
*                                                                         *
*  SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE    *
*  ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE    *
*  AFFIXED IF MAILED IN THE UNITED STATES.                                *
*                                                                         *
***************************************************************************

                                                                  April 27, 1995

                              EASTGROUP PROPERTIES
                             300 ONE JACKSON PLACE
                            188 EAST CAPITOL STREET
                           JACKSON, MISSISSIPPI 39201
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 1, 1995

     The following information is furnished in connection with the Annual Meeting of Shareholders of EastGroup Properties (the "Trust") to be held at the Edison Walthall Hotel, 225 East Capitol Street, Jackson, Mississippi, on Thursday, June 1, 1995, at 11:00 a.m., Jackson time. A copy of the Trust's Annual Report to Shareholders for the fiscal year ended December 31, 1994 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Trust's Secretary, P.O. Box 22728, Jackson, Mississippi 39225-2728. This Proxy Statement will first be sent to shareholders on or about April 27, 1995.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Annual Meeting of Shareholders is being solicited by the trustees of the Trust. Any person giving a proxy may revoke it any time prior to the exercise thereof by filing with the Secretary of the Trust a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a shareholder attending the meeting, withdrawing the proxy and voting in person.

     The cost of soliciting the proxies on the enclosed form will be paid by the Trust. In addition to the use of the mails, proxies may be solicited by the trustees and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Trust may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining Shares of Beneficial Interest of the Trust ("Shares") entitled to vote at the Annual Meeting has been fixed at the close of business on April 17, 1995. On such date there were 4,221,656 Shares outstanding. The holders of Shares are entitled to cumulative voting. Each shareholder is entitled to as many votes in the election of trustees as shall equal the number of Shares owned by that shareholder multiplied by the number of trustees to be elected, and each shareholder may cast all such votes for a single candidate for trustee or may distribute them among two or more candidates as that shareholder may determine.

     The presence, in person or by properly executed proxy, of the holders of Shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Shares is necessary to constitute a quorum. Shares represented by a properly signed, dated and returned proxy will be treated as present at the meeting for purposes of determining a quorum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information available to the Trust with respect to Shares owned by each trustee, each executive officer, and all trustees and executive officers as a group. The Trust is not aware of any person who is the beneficial owner, as determined by the rules of the Securities and Exchange Commission, of more than 5% of the Trust's outstanding Shares.

                                                                    NUMBER OF
                                                                     SHARES
                  TRUSTEES, EXECUTIVE OFFICERS AND                BENEFICIALLY       PERCENTAGE
                     MORE THAN 5% SHAREHOLDERS                        OWNED          OF SHARES
    ------------------------------------------------------------  ------------       ----------
    Alexander G. Anagnos........................................       5,201(1)            *%
    H.C. Bailey, Jr. ...........................................       6,500(2)            *
    Harold B. Judell............................................      10,960(2)            *
    John N. Palmer..............................................       5,000(1)            *
    David M. Osnos..............................................       9,500(2)            *
    Leland R. Speed.............................................      97,623             2.3
    David H. Hoster II..........................................      26,428(3)          0.6
    N. Keith McKey..............................................      10,361               *
    All trustees and executive officers as a group..............     171,573(4)          4.0%

- ---------------
  * Less than 0.5%

(1) Includes 5,000 Shares the indicated person has the right to acquire under the EastGroup Properties 1991 Trustees Stock Option Plan, as amended (the "Trustees Plan").

(2) Includes 6,500 Shares the indicated person has the right to acquire under the Trustees Plan.

(3) Includes 3,120 Shares beneficially owned by Mr. Hoster's wife and daughters, as to which he disclaims beneficial ownership.

(4) Includes 29,500 Shares that trustees of the Trust have the right to acquire under the Trustees Plan.

                              ELECTION OF TRUSTEES

NOMINEES

     The Trust's Restated Declaration of Trust, as amended, provides that the number of trustees shall not be less than three nor more than twelve, and that the number of trustees shall be set forth in the Trustees' Regulations. The Trustees' Regulations provide that the Trust shall have seven Trustees. All seven positions on the Board of Trustees are to be filled by the vote of the shareholders at the Annual Meeting. Each person so elected shall serve until the Trust's next Annual Meeting and until his successor is elected and qualified.

     The trustees recommend a vote FOR the seven nominees listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the

Annual Meeting FOR these nominees, reserving the right, however, to cumulate their votes and distribute them among the nominees in their discretion so as to elect as many of the nominees as possible. Each of the other nominees listed below was elected a trustee at the Trust's 1994 Annual Meeting of Shareholders, except for Mr. Anagnos, who joined the Board after the 1994 Annual Meeting.

     Although the trustees do not contemplate that any of the nominees listed below will be unable to serve, if such a situation arises prior to the meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

       NAME, POSITION AND                               PRINCIPAL OCCUPATION AND
      TENURE WITH THE TRUST        AGE              BUSINESS FOR PAST FIVE YEARS (1)
- ---------------------------------  ---   ------------------------------------------------------
Alexander G. Anagnos.............  68    Financial Advisor with WR Family Associates.
  Trustee since 1994
H.C. Bailey, Jr. ................  55    President of H.C. Bailey Company (real estate
  Trustee since 1980                     development and investment); President of Bailey
                                         Mortgage Company (mortgage banking) and Chairman of
                                         the Board and Chief Executive Officer and President of
                                         Security Savings & Loan Association(2) until 1992.
David H. Hoster II...............  49    President of the Trust since 1993 and Executive Vice
  Trustee and President                  President of the Trust until 1993; Executive Vice
  since 1993                             President of LNH REIT, Inc. since 1992; Executive Vice
                                         President of Congress Street Properties, Inc. from
                                         1988 to 1994, Eastover Corporation from 1988 to 1994,
                                         EB, Inc. from 1993 to 1994, The Parkway Company from
                                         1988 to 1994, and Rockwood National Corporation 1988
                                         to 1994.
Harold B. Judell.................  80    Senior partner in the law firm of Foley & Judell LLP
  Trustee since 1981                     (municipal bond attorneys).
John N. Palmer...................  60    Chairman of Mobile Telecommunications Technologies
  Trustee since 1994                     Corp. since 1989.
David M. Osnos...................  63    Partner in the law firm of Arent, Fox, Kintner,
  Trustee since 1993                     Plotkin & Kahn.
Leland R. Speed..................  62    Chief executive officer of the Trust, The Parkway
  Trustee since 1978 and Managing        Company and LNH REIT, Inc.; served as Chief Executive
  Trustee and President since            Officer of Eastover Corporation, Congress Street
  1983                                   Properties, Inc., and Rockwood National Corporation
                                         until 1994 and EB, Inc. until 1995.
- ---------------

(1) Unless otherwise stated, each nominee has held the positions indicated for at least the past five years.

(2) Security Savings & Loan Association was seized by the Resolution Trust Company in 1992.

(3) The principal businesses of Congress Street Properties, Inc., Eastover Corporation, EB, Inc., LNH REIT, Inc. and The Parkway Company are described under "Expense-Sharing Agreement."

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Nominees to the Board of Trustees serve on the Boards of Directors or the Boards of Trustees of the following publicly-held companies:

                     NOMINEE                                      COMPANY
    -----------------------------------------  ---------------------------------------------
    H.C. Bailey, Jr. ........................  EB, Inc.
                                               LNH REIT, Inc.
                                               The Parkway Company
    David H. Hoster II.......................  EB, Inc.
    Harold B. Judell.........................  Cellular Information Systems, Inc.
                                               Sizeler Property Investors, Inc.
    David M. Osnos...........................  VSE Corporation
                                               Washington Real Estate Investment Trust
    John N. Palmer...........................  Entergy Corporation
                                               Mobile Telecommunications Technologies Corp.
    Leland R. Speed..........................  EB, Inc.
                                               Farm Fish, Inc.
                                               First Mississippi Corporation
                                               LNH REIT, Inc.
                                               The Parkway Company

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Trustees consists of Messrs. Bailey, Judell and Osnos. The Audit Committee met two times during the Trust's 1994 fiscal year. The functions performed by this committee consist principally of conferring with and reviewing the reports of the Trust's independent accountants and bringing to the entire Board of Trustees for review those items relating to audits or to accounting practices which the Audit Committee believes merit such review.

     The Compensation Committee of the Board of Trustees consists of Messrs. Bailey (Chairman), Palmer and Anagnos. Its function is to recommend compensation levels for trustees, review compensation levels for executive officers and administer the Trust's 1994 Management Incentive Plan. The Compensation Committee met two times during the Trust's 1994 fiscal year.

     The Trust does not have a standing nominating committee or any committee performing a similar function.

     The Board of Trustees held eight meetings during the Trust's 1994 fiscal year. Each trustee attended at least 75% of the aggregate of the total number of meetings of the Board of Trustees and the total number of meetings held by all committees of the Board on which he served.

EXECUTIVE OFFICERS

     The following is a list of the Trust's executive officers:

            NAME, POSITION AND                          PRINCIPAL OCCUPATION AND BUSINESS
          TENURE WITH THE TRUST             AGE           EXPERIENCE FOR PAST FIVE YEARS
- ------------------------------------------  ---     ------------------------------------------
Leland R. Speed...........................  62      See table under "Nominees."
  Managing Trustee since 1983

David H. Hoster II........................  49      See table under "Nominees."
  Trustee and President since 1993

N. Keith McKey............................  44      Executive Vice-President of the Trust
  Executive Vice-President since 1993,              since 1993 and Chief Financial Officer
  Chief Financial Officer                           since 1992; Senior Vice President of LNH
  and Secretary since 1992                          REIT, Inc. since 1992; Senior Vice
                                                    President of Congress Street Properties,
                                                    Inc., Eastover Corporation, EB, Inc., The
                                                    Parkway Company and Rockwood National
                                                    Corporation until 1994.
- ---------------

     There are no family relationships between any of the trustees or executive officers of the Trust.

EXECUTIVE COMPENSATION

     Until December 31, 1994, the executive officers of the Company also served as executive officers of all the Expense-Sharing Participants (described below), which participated in the expense-sharing agreement described below. Their salaries were paid by Congress Street Properties, Inc. ("Congress Street") and then allocated among the members of the Expense-Sharing Participants in accordance with the allocation formula set forth in the agreement.

     The following table summarizes, for the fiscal years ended December 31, 1994, 1993 and 1992 the amount of the compensation allocated to the Company that was paid by Congress Street to the Company's Chief Executive Officer and all other officers whose cash compensation service to all of the Expense-Sharing Participants during the year ended December 31, 1994 exceeded $100,000 (the "Named Officers").

                                                                                       LONG TERM
                                       ANNUAL COMPENSATION(1)                     COMPENSATION AWARDS
                                 -----------------------------------   ------------------------------------------
        NAME AND                                        OTHER ANNUAL   OPTIONS/  LTIP PAYOUTS        ALL OTHER
   PRINCIPAL POSITION     YEAR    SALARY       BONUS    COMPENSATION   SARS(2)       $(3)         COMPENSATION(4)
- ------------------------  ----   --------     -------   ------------   -------   ------------     ---------------
Leland R. Speed.........  1994   $139,423     $58,715        -0-       50,000      $ 23,047           $ 5,145
  Chief Executive         1993    113,367         -0-        -0-          -0-        13,608             6,664
  Officer                 1992    131,027      30,179        -0-          -0-         4,230             6,028
David H. Hoster II......  1994   $ 89,977     $42,314        -0-       40,000        21,203             5,145
  President               1993     72,240      12,230        -0-          -0-        12,519             4,991
                          1992     78,360      12,031        -0-          -0-         3,892             4,245
Steven G. Rogers........  1994   $ 73,770     $30,996        -0-        5,000        18,438             5,145
  Senior Vice-President   1993     60,051      15,288        -0-          -0-        10,886             5,019
                          1992     76,470      15,038        -0-          -0-         3,384             3,261
N. Keith McKey..........  1994   $ 63,911     $30,103        -0-       25,000        13,828             4,397
  Executive               1993     51,900       3,669        -0-          -0-         8,165             2,878
  Vice-President,         1992     48,332       3,609        -0-          -0-         2,538             2,441
  Chief Financial
  Officer
  and Secretary
- ---------------

(1) All amounts are the Trust's share of the particular Named Officer's compensation as allocated under the expense-sharing agreement.

(2) These options were granted under the Trust's 1994 Management Incentive Plan (the "1994 Incentive Plan") and become exercisable with respect to one-half the shares on the first anniversary date of grant and one-half the shares on the second anniversary date of grant.

(3) These payments were made under Incentive Compensation Units granted under the Trust's 1989 Incentive Plan (the "1989 Plan"). The amount for 1994 includes a payment made in December 1994 in consideration of the officer agreeing to cancel the remaining term of the Incentive Compensation Units, which payment was made in Shares. An Incentive Compensation Unit was a right to receive an amount equal to the dividend paid on a specified number of Shares during a five year period beginning on the date of the grant of the unit. The amount that was payable with respect to an Incentive Compensation Unit was credited to an account for the holder of such unit. The grantee of the Incentive Compensation Unit shall be entitled to a cash payment of 20% of the amount in the account on the first anniversary date of its grant, 40% on the second anniversary date, 60% on the third anniversary date, 80% on the fourth anniversary date and 100% on the fifth anniversary date.

(4) This amount is the Trust's share of Congress Street's discretionary contribution to a 401(k) plan for the respective Named Officer's benefit.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 1994. The "Potential Realizable Value" columns assume that the price of Shares will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. There can be no assurance that such appreciation will take place.

                          INDIVIDUAL GRANTS                                           POTENTIAL REALIZABLE
- ---------------------------------------------------------------------                   VALUE AT ASSUMED
                                    (B)                                                  ANNUAL RATES OF
                                 NUMBER OF        (C)                                      STOCK PRICE
                                 SECURITIES    % OF TOTAL                               APPRECIATION FOR
                                 UNDERLYING   OPTIONS/SARS     (D)                         OPTION TERM
                                  OPTIONS/     GRANTED TO    EXERCISE                -----------------------
                                    SARS       EMPLOYEES     OR BASE       (E)
              (A)                 GRANTED      IN FISCAL      PRICE     EXPIRATION      (F)          (G)
             NAME                   (#)           YEAR        ($/SH)       DATE        5%($)        10%($)
- -------------------------------  ----------   ------------   --------   ----------   ----------   ----------
Leland R. Speed................    50,000(1)      27.4%        $ 19       9/21/04    $1,548,500   $2,460,500
David H. Hoster II.............    40,000(1)      21.9           19       9/21/04     1,238,800    1,968,400
Steven G. Rogers...............     5,000(1)       2.7           19       9/21/04       154,850      246,050
N. Keith McKey.................    25,000(1)      13.7           19       9/21/04       774,250    1,230,250
- ---------------

(1) These Options were granted on September 22, 1994 and vest one-half on the first anniversary date of grant and one-half on the second anniversary date of grant.

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and SARs and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of Shares on the New York Stock Exchange on December 30, 1994 ($18.125).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                Shares                                                          Value of Unexercised
                               Acquired         Value            Number of Unexercised          In-The-Money Options
         Name                 on Exercise      Realized           Options at FY-End(#)              at FY-End($)
         ----                 -----------      -------            --------------------          ---------------------
                                                               Exercisable/Unexercisable(1)    Exercisable/Unexercisable
                                                               ----------------------------    -------------------------
Leland R. Speed..............     25,000        $275,000                 0/50,000                       $0/$0
  Chief Executive Officer
David H. Hoster II...........     23,000         255,500                 0/40,000                       $0/$0
  President
Steven G. Rogers.............     15,000         138,750                 0/ 5,000                       $0/$0
  Senior Vice President
N. Keith McKey...............     15,000         172,500                 0/25,000                       $0/$0
  Executive Vice President,
  Chief Financial Officer and
  Secretary
- ---------------

(1) The unexercisable options represent the options granted to the Named Officer on September 22, 1994 under the 1994 Incentive Plan.

     Compensation Committee Report. The Compensation Committee of the Board of Trustees consists of Messrs. Bailey, Palmer and Anagnos. Prior to December 31, 1994, the primary obligation of the Compensa-tion Committee was to evaluate the performance of the employees for the purpose of determining whether to grant options under the 1994 Incentive Plan and to determine the amount of awards, if any, payable to executive officers under the Trust's Incentive Compensation Plan (i.e. bonus plan). Because of the structure of the expense-sharing agreement under which (i) Congress Street provided the facilities and personnel necessary to operate the Trust's day-to-day business and (ii) the executive officers of the Trust were also executive officers of the other Expense-Sharing Participants and were compensated by Congress Street, decisions with respect to most of the salary and benefits for officers of the Trust were made by Congress Street. However, certain members of the Trust's Compensation Committee were also on the Compensation Committee of Congress Street, so the Compensation Committee had input into the base compensation and any bonus compensation paid to the Trust's executive officers through their positions on the Compensation Committee of Congress Street.

     The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company relative to salary levels for other real estate companies and the officer's level of responsibility. With respect to Mr. Speed, the chief executive officer of the Trust and the other Expense-Sharing Participants, the Committee considered a number of factors in setting his compensation, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Expense-Sharing Participants, solely with respect to the Trust, the success of the Trust's recent program of acquiring new properties and his importance in delineating and implementing the Trust's strategic plans.

     The year ended December 31, 1994 was the last for the Trust's incentive compensation program adopted in 1991. Under this program, the Trust set aside a bonus pool of 15% of the amount by which the Trust's funds from operations exceeded $2.00 times the weighted average number of Shares outstanding for the year. During 1994, this bonus pool amounted to $122,000. Of this amount, $45,768 was paid to Mr. Speed, $29,514 to Mr. Hoster, $20,960 to Mr. McKey, and $15,758 to Mr. Rogers. The bonus amounts were determined primarily in relation to base salary. This incentive compensation program has been replaced by the incentive award portion of the 1994 Incentive Plan.

     The Compensation Committee believes that stock-based incentive compensation encourages senior management to operate in a manner consistent with the best interests of the Trust's shareholders. In the summer of 1994, the Compensation Committee, in conjunction with the Compensation Committee of The Parkway Company (another Expense-Sharing Participant), retained an independent consultant, and with such consultant conducted a comprehensive review of the Trust's compensation policies and practices. After the review, the Compensation Committee decided that the primary goals of the Trust's compensation policies should be as follows:

     - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

     - To strengthen the mutuality of interest between management and shareholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Share ownership by executive officers.

     - To eliminate adverse accounting charges and to simplify reporting of plans to participants and investors.

     As a result of this study, the Trust has adopted the 1994 Incentive Plan, which was approved by the Trust's shareholders at the 1994 annual meeting. The option grants described in "Executive Compensation" were made under the 1994 Incentive Plan. The Compensation Committee believes that the 1994 Incentive Plan aligned and will continue to align the interests of the executive officers with those of the shareholders by (i) requiring the Trust's executive officers to exercise outstanding options and SARs as a condition to receiving new grants, thereby increasing the officers' equity ownership in the Company, (ii) basing incentive awards on funds from operations per share, which the Company and the real estate investment trust industry believe to be an important measure of the financial performance of a real estate investment trust and (iii) paying one-third of each incentive award in Shares. The Compensation Committee will continue to evaluate the above plan to ensure that it is providing the incentives for which it was intended.

                                          H.C. BAILEY, JR.
                                          JOHN N. PALMER
                                          ALEXANDER G. ANAGNOS

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to shareholders on the Trust's Shares over the five years ending December 31, 1994 against the cumulative return of the Standard & Poor's 500, and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT").

Measurement Period                                             NAREIT
(Fiscal Year Covered)          The Trust        S&P 500        Equity
1989                             100.00          100.00        100.00
1990                              69.29           96.90         84.65
1991                              84.75          126.43        114.86
1992                             123.53          136.06        131.62
1993                             163.20          149.77        157.49
1994                             156.12          151.45        162.49

     Trustees' Fees. Under the Trust's standard compensation arrangements with trustees (except Mr. Speed and Mr. Hoster, who are salaried officers), trustees are paid a monthly stipend of $500, plus $1,000 and reimbursement of actual expenses for attendance at each meeting of the Board and $750 and reimbursement of expenses for each meeting of a committee established by the Board. Only one fee is paid in the event more than one meeting is held on a single day.

     Trustees Stock Option Plan. At the 1991 Meeting, the shareholders of the Trust approved the EastGroup Properties 1991 Trustees Stock Option Plan (the "Trustees Plan"). The Trustees Plan authorizes the issuance of options for up to 100,000 Shares to trustees of the Trust who are not, and have not been for at least one year prior to the date of determination, employees of the Trust ("Non-Employee Trustees"). Under the Trustees Plan, each Non-Employee Trustee of the Trust on March 15, 1991 was automatically granted an option to purchase 5,000 Shares. Each person who first becomes a Non-Employee Trustee after March 15, 1991 will automatically be granted an option to purchase 5,000 Shares on the date the person becomes a Non-Employee Trustee, if such Shares are available. Each Non-Employee Trustee will also be granted an option to purchase 1,500 additional Shares on the date of any annual meeting at which such Non-Employee Trustee is reelected to the Board. The option exercise price is the closing price of a Share if the Trust's Shares are listed on an exchange or the average between the bid and the asked price for the date if the Shares are traded over-the-counter (or, if no Shares were publicly traded on that date, the next preceding date that such Shares were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant, or, if earlier, six months after the termination of the optionee's service as a Non-Employee Trustee, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     No options were exercised by trustees under the Trustees Plan during 1994. On December 16, 1994, Mr. Palmer was granted an option to purchase 5,000 Shares and Messrs. Bailey, Judell and Osnos were granted options to purchase 1,500 Shares at an exercise price of $16.875 per Share. On December 22, 1994, Mr. Anagnos was granted an option to purchase 5,000 Shares at an exercise price of $17.00 per Share.

EXPENSE-SHARING AGREEMENT

     Description of Arrangements. Until December 31, 1994, the Trust had an expense-sharing agreement with Congress Street, The Parkway Company ("Parkway") and Eastover Corporation ("Eastover") (which are more fully described below) pursuant to which the participants shared administrative offices at the same location in Jackson, Mississippi and common officers and other personnel, subject to the authority of the board of each member company to elect or appoint and remove its officers in accordance with its certificate of incorporation, declaration of trust or other charter documents and applicable law. EB, Inc. ("EB") had a separate administrative agreement with Congress Street which allowed EB to participate in the expense-sharing agreement on the same basis as the companies which were parties to the expense-sharing agreement. Under this arrangement, the participants shared the cost of the common officers and other employees and of shared facilities and activities. These common costs were initially paid by Congress Street, which served as the administrator of the arrangement, and the other participants paid Congress Street an annual fee (on a monthly basis) of one-half of one percent of their assets which were publicly-traded securities. After these fees and any profits of Eastover Realty Corporation (see "Eastover Realty Corporation" below) were subtracted from total common costs, the remaining common costs were allocated on a monthly basis among the Trust, Parkway, Congress Street, Eastover and EB in proportion to their assets other than publicly-traded securities, based on their balance sheets as contained in their most recent SEC filing. Certain costs which the common officers believed to be particularly attributable to each member company were not shared. These non-allocable costs included but were not limited to directors' and trustees' fees, legal, audit and stock transfer expenses, stationery and items of similar nature. Since the allocation formula was not based upon actual costs incurred by each member company, the allocation may have, from time to time, resulted in a greater or lesser charge to each member company than would have resulted if actual costs to each member company were allocated.

     LNH REIT, Inc. ("LNH") also had a separate administration agreement with Congress Street pursuant to which LNH shared common offices and personnel with Congress Street, Parkway, EB and the other participants, and LNH paid Congress Street a fixed annual fee of $125,000. The Trust assumed Congress Street's obligations under this agreement on January 1, 1995.

     Because conflicts of interest may have arisen from the management of the participating companies by common officers, agreements governing these expense-sharing arrangements included the following provisions designed to prevent such conflicts of interest and to deal with those that have arisen on an equitable basis:

     (1) Subject to the conditions described below, when officers submit and recommend to the board of any company the proposed acquisition of any property or security, the officers of that company shall cause the same opportunity to be presented to the board of each of the other companies. If two or more of the companies determine to participate in the transaction, the provisions of paragraph (3) below will govern. Notwithstanding the foregoing provisions, an investing company need not present an investment opportunity to another company if it proposes to purchase securities issued by it or if, in the good faith judgment of their common officers, the investment opportunity involves the acquisition of (i) an investment which is one in which that company would not invest because it does not come under that company's Investment Strategy (as defined below), (ii) property in which the investing company has an existing ownership or other type of interest and the latter company has none, or (iii) securities of an issuer in which the investing company has an existing investment and the latter company has none. Whenever any company authorizes the sale, transfer or modification of its interest in a property or of its holdings of securities of an issuer, it must so inform the board of each company which also has an interest in that property or which owns securities of that issuer; unless impractical to do so, that information must be given to the board of the latter company at the next scheduled meeting of the board of the latter company. If the board of the latter company authorizes similar action, the provisions of paragraph (3) will govern.

     (2) No company will sell any property or security to, or purchase any property or security from, any other company unless that sale or purchase is approved and determined to be fair to each company in the transaction by a majority of the trustees or directors of that company who are not affiliated as officers, trustees, directors or controlling persons of any other company in the transaction.

     (3) Whenever two or more of the companies shall concurrently undertake to acquire or dispose of interests in the same property or in the same class of securities under circumstances in which it appears likely that the price or other consideration to be paid or received will not be equal for all property or securities to be acquired or disposed of in a single transaction, the property or securities will be acquired or disposed of in such a manner that, as nearly as feasible, each company will participate in each transaction in proportion to the total amount of such property or securities which its board has determined to acquire or dispose of until each company has acquired or disposed of the total amount of that property or class of security which its board has determined to acquire or dispose of. In the event that the boards have not determined in advance the total amount to be acquired or disposed of or the participating companies desire in the aggregate to acquire more than is available, the participation of each company in each transaction will be proportionate to its total assets as shown on its balance sheet as at the close of its quarterly fiscal period ended on or prior to the date of that transaction, or, if that balance sheet is not available, as at the close of the latest quarterly fiscal period for which a balance sheet is available. The provisions of this paragraph may be modified with respect to a particular transaction by the board of each company if it appears that such modification is required in the interests of fairness, but any such modification must be approved by majorities of the trustees or directors of each company participating in the transaction, including a majority of the trustees or directors of each participating company who are not officers, trustees, directors or controlling persons of any other company participating in the transaction.

     (4) Each company shall from time to time provide each of the other companies with a statement approved by that company's board of directors or trustees setting forth that company's present strategy with respect to the acquisition of additional property or other investments, describing the type of assets which that company desires to purchase, that company's financial and other objectives with respect to investments, the types of assets in which that company does not wish to invest, and any other factors deemed appropriate by the company's board of directors or trustees (the "Investment Strategy"). A company may change its Investment Strategy by giving notice to the other companies, and such change shall take effect 30 days after the date of the notice.

     The expense-sharing agreement was in effect from year to year and was automatically renewable although any participant may have terminated its participation in the arrangement at any time upon 60 days notice (or a shorter period if necessary for a participating real estate investment trust to maintain its tax status). If a participant did terminate, the expense-sharing agreement would remain in effect with the remaining participants so long as Congress Street had not given notice of termination. The expense-sharing agreement contemplated that other real estate companies may have participated in the future upon the same terms, unless one or more of the other participating companies objected.

     Background of Participants. The participants and the dates they began participating in the expense-sharing arrangement are as follows: The Trust, since 1983; Congress Street, a former Delaware corporation engaged in the real estate business which merged with a wholly-owned subsidiary of Parkway on November 29, 1994, since 1984; Eastover, a former Louisiana real estate investment trust which merged with a wholly-owned subsidiary of the Trust on December 22, 1994, since 1979; EB, a Mississippi corporation since 1993; and LNH, a Maryland corporation operating as a real estate investment trust, since 1992. (The companies which participated in the expense-sharing arrangement, including LNH, are collectively referred to herein as the "Expense-Sharing Participants.")

     Total Assets and Common Costs. The following table shows the total assets of each of the participants in the expense-sharing arrangement that were publicly-traded securities and assets other than publicly-traded securities as shown on their most recent publicly available balance sheets, the date of such balance sheets and the percentage relationship of each participant's non-securities assets to the total non-securities assets of all participants as a group.

                                                                           AMOUNT OF ASSETS
                                                    AMOUNT OF ASSETS          OTHER THAN        PERCENT OF TOTAL
                                   DATE OF         THAT ARE PUBLICLY       PUBLICLY TRADED       NON-SECURITIES
      NAME OF COMPANY(1)        BALANCE SHEET     TRADED SECURITIES(2)      SECURITIES(2)       ASSETS OF GROUPS
- ------------------------------  -------------     --------------------     ----------------     ----------------
the Trust.....................   9/30/94              $    978,000           $149,940,000             68.60%
Parkway.......................   9/30/94                16,371,000             46,083,000             21.08
Eastover......................   9/30/94                14,551,000                385,000               .18
EB............................   9/30/94                14,154,000             22,164,000             10.14
Congress Street...............   8/31/94                11,957,000                  -- (3)            -- (3)
- ---------------

(1) Asset information as to LNH is not included because it paid a fixed annual fee as its contribution to the expense-sharing agreement.

(2) Asset figures are unaudited with respect to all companies.

(3) Number is negative and assumed to be zero for purposes of allocating common costs.

     During the twelve months ended December 31, 1994, a total of $2,133,913 of common costs were incurred by the Trust, Parkway, Eastover, Congress Street and EB. These common costs were allocated under the expense-sharing arrangement as follows: $1,225,021 to the Trust; $508,041 to Parkway; $74,617 to Eastover; $50,745 to Congress Street; and $275,489 to EB.

     Termination of Arrangements. In connection with the business combinations involving the Expense-Sharing Participants (i.e., Congress Street merged with a wholly-owned subsidiary of Parkway on November 29, 1994, EB is combining with Parkway and Eastover combined with the Trust on December 22, 1994), the above described expense-sharing arrangements terminated on December 31, 1994. Since that date, the Trust and Parkway each have their own respective officers and employees, who do not serve as officers or employees of the other company, except for Leland R. Speed, who continues to serve as the Chief Executive Officer of both companies, and a small number of clerical and support staff employees. The officers of the Trust also continue to serve as officers of LNH; in addition, the President of Parkway -- Steven G. Rogers -- continues to serve as an officer of LNH. David H. Hoster II and N. Keith McKey, who formerly served as officers of all the Expense-Sharing Participants, now serve as officers of the Trust and LNH and not Parkway.

     Eastover Realty Corporation. Eastover Realty Corporation ("Eastover Realty"), currently a wholly-owned subsidiary of Parkway and prior to November 29, 1994, a wholly-owned subsidiary of Congress Street, manages several commercial and multi-family residential properties, for which it receives management fees. Eastover Realty also performs leasing and brokerage services on a commission basis. Pursuant to an understanding among the Expense-Sharing Participants, any income derived from Eastover Realty was used to offset common costs under the expense-sharing arrangements.

CERTAIN TRANSACTIONS

     Until December 31, 1994, the Trust retained Eastover Realty to be the rental and operating manager of Pin Oaks Apartments ("Pin Oaks") and 8150 Leesburg Pike. The fee payable to Eastover Realty with respect to Pin Oaks is 3% of the gross collections of Pin Oaks. Gross collections means all amounts actually collected as rents for use and occupancy of the property. For the year ended December 31, 1994, the Trust paid Eastover Realty $29,264 in management fees with respect to Pin Oaks. The management fee for Leesburg Pike was 3% of gross revenues, and Eastover Realty also receives leasing commissions equal to 1.5% of the total fixed minimum rent payable for new leases and 0.5% of the total fixed minimum rent payable for renewals or expansion of leases. For the year ended December 31, 1994, the Trust paid Eastover Realty $91,152 in management fees with respect to Leesburg Pike.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Trustees has not appointed a firm to act as the Trust's auditors for the year ending December 31, 1995. KPMG Peat Marwick LLP ("Peat Marwick") served as auditors for the Trust since the Trust's inception. A representative of Peat Marwick is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     The trustees know of no business to be brought before the Annual Meeting other than as set forth above. If, however, any other business should properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                       SHAREHOLDER PROPOSALS FOR THE 1996
                         ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals must be received by the Trust at its office at 300 One Jackson Place, 188 East Capitol Street, Jackson, Mississippi 39201 no later than December 27, 1995, in order to be considered for inclusion in the Trust's proxy materials for the 1996 Annual Meeting of Shareholders.

                                          By Order of the Board of Trustees

                                          N. KEITH MCKEY
                                          Executive Vice-President, Chief
                                          Financial Officer
                                          and Secretary

- ---------------

     The name EastGroup Properties is the designation of the Trust under the Restated Declaration of Trust made as of December 14, 1971, as amended from time to time. Under the terms of such Restated Declaration of Trust, no trustee, shareholder, officer, employee or agent of the Trust shall be personally liable for, nor shall resort be had to his private property for the satisfaction of, any claim against or obligation of the Trust. All persons dealing with the Trust must look solely to the Trust's property for satisfaction of any such claim or obligation.

         EASTGROUP PROPERTIES                  THIS PROXY IS SOLICITED ON BEHALF
         300 One Jackson Place                 OF THE BOARD OF TRUSTEES
         188 East Capitol Street
    P    Jackson, Mississippi 39201

    R    The undersigned hereby appoints LELAND R. SPEED and H. C. BAILEY,
         JR., and each or either of them, Proxies
    O for the undersigned, with full power of substitution, to vote all Shares of Beneficial Interest of EastGroup Properties (the "Trust")
    X    which the undersigned would be entitled to vote at the Annual
         Meeting of Shareholders to be held at the Edison Walthall Hotel,
    Y    225 East Capitol Street, Jackson, Mississippi, on Thursday, June 1,
         1995, at 11:00 a.m., Jackson time, or any adjournment thereof, and directs that the shares represented by this Proxy shall be voted as indicated below:

            Election of Trustees:                                          (change of address)
            Alexander G. Anagnos; H. C. Bailey, Jr.; David H. Hoster II;   _____________________________________
            Harold B. Judell; David M. Osnos; John N. Palmer; and          _____________________________________
            Leland R. Speed.                                               _____________________________________
                                                                           _____________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the corresponding
                                                                           box on the reverse side of this card.)

    NOTE: THE HOLDERS OF THIS PROXY RESERVE THE RIGHT TO CUMULATE THEIR
    VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AS DIRECTED BY THE BOARD
    OF TRUSTEES OR, IF NOT SO DIRECTED, IN THEIR DISCRETION SO AS TO ELECT
    AS MANY OF THE NOMINEES FOR TRUSTEE NAMED IN THE ACCOMPANYING PROXY STATEMENT AS POSSIBLE. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
    ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF
    TRUSTEES' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS
    YOU SIGN AND RETURN THIS CARD.                             _______________
                                                              |  SEE REVERSE  |
                                                              |     SIDE      |
                                                              |_______________|

X   PLEASE MARK YOUR                                SHARES IN YOUR NAME      REINVESTMENT SHARES
    VOTES AS IN THIS
    EXAMPLE.

1. Election of        FOR               WITHHELD               2. In their discretion, the Proxies are authorized to
   Trustees                                                       vote upon such other business as may properly
   (see reverse)                                                  come before the meeting or any adjournments
                                                                  thereof.
For, except vote withheld from the following nominee(s):
                                                                  THE SHARES REPRESENTED BY THIS PROXY
- --------------------------------------------------------          WILL BE VOTED AS DIRECTED BY THE
                                                                  SHAREHOLDER. THE BOARD OF TRUSTEES
                                                                  FAVORS A VOTE FOR PROPOSAL 1. IF NO
                                                                  DIRECTION IS MADE, THE PROXY WILL BE
                                                                  VOTED FOR THAT PROPOSAL.

                                       Change      /  /           Please date and sign name exactly as it
                                         of       /  /            appears hereon and return this Proxy promptly
                                       Address   /  /             in the enclosed envelope, which requires no
                                                                  postage if mailed in the United States.

                                                   /  /
                                       Attend     /  /
                                       Meeting   /  /

SIGNATURE(S) _________________________________________________________ DATE __________________

SIGNATURE(S) _________________________________________________________ DATE __________________
NOTE: Joint owners should each sign. Executors, administrators, trustees, guardians and corporate officers should give title.
